Consent  of  Independent  Auditors


The  Board  of  Directors  and  Shareholder
Aetna  Series  Fund,  Inc.:

We consent to the use of our report dated December 15, 1995 incorporated herein by reference and our report dated December 4, 1996 included herein and to the reference to our Firm under the heading "Independent Auditors" in the Statement of Additional Information.


                                                /s/ KPMG  Peat  Marwick  LLP

Hartford,  Connecticut
December  4,  1996